Exhibit 10.48
Performance Stock Unit Award Agreement
This Performance Stock Unit Award Agreement (this “Agreement”) is made and entered into as of _____________ (the “Grant Date”) by and between Avangrid, Inc., a New York corporation (the “Company”), and _____________ (the “Grantee”) under the Avangrid Inc. Amended and Restated Omnibus Incentive Plan, as such plan may be amended from time to time (the “Plan”).
1.Grant of Performance Stock Units. Pursuant to Section 7 of the Plan, the Company hereby grants to the Grantee an Award for a maximum number of _____________ performance stock units (the “Maximum Award”) subject to certain performance-based vesting conditions and other restrictions as set forth in this Agreement (“Performance Stock Units” or “PSUs”). Each PSU represents the right to receive one share of Common Stock, subject to the terms and conditions set forth in this Agreement and the Plan. The number of PSUs that the Grantee actually earns for the Performance Period (up to a maximum of _____________) will be determined by the level of achievement of the Performance Goals in accordance with Exhibit I attached hereto. Capitalized terms that are used but not defined herein have the meanings ascribed to them in the Plan.
2.Performance Period. For purposes of this Agreement, the term “Performance Period” shall be the period commencing on January 1, 2023 and ending on December 31, 2025.
3.Performance Goals.
a.The number of PSUs earned by the Grantee for the Performance Period will be determined at the end of the Performance Period based on the level of achievement of the Performance Goals in accordance with Exhibit I. All determinations of whether Performance Goals have been achieved, the number of PSUs earned by the Grantee, and all other matters related to this Section 3 shall be made by the Administrator in its sole discretion.
b.Promptly following completion of the Performance Period, the Administrator will review and certify in writing (i) whether, and to what extent, the Performance Goal(s) for the Performance Period have been achieved, and (ii) the number of PSUs that the Grantee shall earn, if any, subject to compliance with the requirements of Section 4 of this Agreement. Such certification shall be final, conclusive and binding on the Grantee, and on all other persons, to the maximum extent permitted by law.
4.Vesting of PSUs. The PSUs are subject to forfeiture until they vest. Except as otherwise provided herein, the PSUs will vest and become nonforfeitable, subject to (a) the Grantee’s satisfactory individual performance, as determined by the Administrator, and the achievement of the minimum threshold of performance for the payouts set forth in Exhibit I, and (b) the Grantee’s continued status as a Service Provider from the Grant Date through the vesting date as defined in Section 7 of this Agreement. The number of PSUs that vest and become payable under this Agreement shall be determined by the Administrator based on the level of achievement of the Performance Goals set forth in Exhibit I and shall be rounded to the nearest whole PSU.
5.Termination of Service Provider Status.
a.Except as otherwise expressly provided in this Agreement or in Grantee’s then-current employment agreement with the Company or any of its subsidiaries, if the Grantee’s status as a Service Provider terminates for any reason at any time before all of his or her PSUs have vested and been paid pursuant to Section 7 of this Agreement (the “Payment Period”), the Grantee’s unvested PSUs shall be automatically forfeited upon such termination of the Grantee’s Service Provider status and neither the Company nor any Affiliate shall have any further obligations to the Grantee under this Agreement. For purposes of this Section 5(a) and the extent not otherwise prohibited by Grantee’s then-current employment agreement with the Company or any of its subsidiaries, the Administrator may determine that a Grantee’s status as a Service Provider has been terminated by Grantee and all unvested PSUs shall be automatically forfeited upon such termination if Grantee resigns from Grantee’s status as a Service Provider at the Company or an affiliate and accepts a Service Provider position at the

Company or an affiliate representing a material, adverse change in the Grantee’s duties, responsibilities, authority, title, status or reporting structure.
b.Notwithstanding Section 5(a) of this Agreement, if the Grantee’s Service Provider status terminates during the Performance Period or during the Payment Period as a result of the Grantee’s death, Disability, Retirement, Resignation for Good Reason, resignation to serve as a Service Provider and continued service with an Affiliate of the Company, or by the Corporation without Cause, a pro rata portion of the total PSUs granted hereunder will forfeit on such termination date, which shall be calculated by multiplying such number of total PSUs awarded or earned based upon actual achievement of the Performance Goals set forth on Exhibit I by a fraction, the numerator of which equals the number of days that the Grantee was employed during the Performance Period and the denominator of which equals the total number of days in the Performance Period and subtracting the pro rata portion from the number of total PSUs awarded or earned. Notwithstanding Section 4 of this Agreement, such number of PSUs will be payable in shares of Common Stock in accordance with Section 7 of this Agreement as if the Grantee’s Service Provider status had not been terminated.
6.Effect of a Change in Control.
a.If a Change in Control occurs during the Performance Period and the Grantee’s Service Provider status is terminated after the effective date of the Change in Control but before the end of the Performance Period as a result of the Grantee’s death, Disability, Retirement or resignation for Good Reason or by the Corporation without Cause, then a pro rata portion of the total PSUs granted hereunder will vest on the effective date of the Change in Control, which shall be calculated by multiplying (i) the sum of (A) the number of PSUs earned based upon actual achievement of the Performance Goals through the effective date of the Change in Control and (B) the number of PSUs earned during the period of time commencing on the date after the effective date of the Change of Control and ending on the date the Grantee’s Service Provider Status is terminated calculated based upon performance at the 50% level by (ii) a fraction, the numerator of which equals the number of days in the Performance Period before the date the Grantee’s Service Provider Status is terminated and the denominator of which equals Seven Hundred Thirty (730). All such PSUs shall be payable in accordance with Section 7 of this Agreement.
b.Notwithstanding anything contained in this Agreement to the contrary, if there is a Change in Control during the Payment Period that constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5)(i), then all outstanding PSUs shall vest based on the actual performance levels achieved at the end of the Performance Period and payment of shares of Common Stock in respect of such PSUs will be accelerated and pay out as soon as administratively feasible, but no longer than 60 days following the effective date of the Change in Control.
7.Payment of PSUs.
a.Payment in respect of the PSUs earned for the Performance Period shall be made in shares of Common Stock and shall be issued to the Grantee in three equal installments as follows (each, a “Payment Date”):
i.the first installment shall vest on March 31, 2026 and be issued and delivered by May 1, 2026;
ii.the second installment shall vest on March 1, 2027 and be issued and delivered by April 2, 2027; and
iii.the third installment shall vest on February 28, 2028 and be issued and delivered by March 31, 2028.
b.Prior to each vesting date, each installment and its corresponding issuance must be agreed by the Administrator, following a report from the Company. In this sense, during the years 2027 and 2028 and on the occasion of each vesting of shares, it will be assessed whether it is appropriate to confirm or cancel, totally or partially, the issuance corresponding to each year and, in addition, where appropriate, claim a full refund or partial, of the shares already delivered (or their amount in cash) in the event of a material restatement of the financial statements on which the Administrator based the evaluation of the degree of performance, provided that said restatement is confirmed by the external auditors and does not respond to a modification of the accounting regulations, and further provided that the aforementioned reformulation results in the delivery of a lower number of shares than the one initially provided or no delivery of shares at all.
c.Any adjustment or cancellation of all or a portion of one or more installments by the Administrator may reduce the amount of an installment (including reduction to zero), but may not change the timing of a payment, or shift the amount of a payment, to another calendar year.
d.The Company shall (i) issue and deliver to the Grantee the number of shares of Common Stock equal to the number of vested PSUs as set forth above in subsection (a), and (ii) enter the Grantee’s name on the books of the Company as the shareholder of record with respect to the shares of Common Stock delivered to the Grantee.
8.Transferability. Subject to any exceptions set forth in this Agreement or the Plan, the PSUs or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee, except by will or the laws of descent and distribution, and upon any such transfer by will or the laws of descent and distribution, the transferee shall hold such PSUs subject to all of the terms and conditions that were applicable to the Grantee immediately prior to such transfer.
9.Rights as Shareholder.
a.The Grantee shall not have any rights of a shareholder with respect to the shares of Common Stock underlying the PSUs, including, but not limited to, voting rights and the right to receive or accrue dividends or dividend equivalents.
a.Upon and following the vesting of the PSUs and the issuance of shares, the Grantee shall be the record owner of the shares of Common Stock underlying the PSUs unless and until such shares are sold or otherwise disposed of, and as record owner shall be entitled to all rights of a shareholder of the Company (including voting and dividend rights).
10.No Right to Continued Service. Neither the Plan nor this Agreement shall confer upon the Grantee any right to be retained in any position, as an Employee, Consultant or Director of the Company. Further, nothing in the Plan or this Agreement shall be construed to limit the discretion of the Company to terminate the Grantee’s status as a Service Provider at any time, with or without cause.
11.Adjustments. If any change is made to the outstanding Common Stock or the capital structure of the Company, if required, the PSUs shall be adjusted or terminated in any manner as contemplated by Section 8 of the Plan.
12.Tax Liability and Withholding.
a.The Grantee shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Grantee pursuant to the Plan, the amount of any required withholding taxes in respect of the PSUs and to take all such other action as the Administrator deems necessary to satisfy all obligations for the payment of such withholding taxes. The Administrator may permit the Grantee to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:
i.tendering a cash payment;
ii.authorizing the Company to withhold from any amounts that are (or may become) payable to Grantee or to withhold shares of Common Stock from the shares of Common Stock otherwise issuable or deliverable to the Grantee as a result of the vesting of the PSUs; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law; or
iii.delivering to the Company previously owned and unencumbered shares of Common Stock.
b.Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Grantee’s responsibility and the Company (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant, vesting or settlement of the PSUs or the subsequent sale of any shares, and (ii) does not commit to structure the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items.
13.Definitions. The following words and phrases will have the following meanings:
a.“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.
b.“Cause” means: (1) if the Grantee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Cause, the definition contained therein; or (2) if no such agreement exists, or if such agreement does not define Cause: (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate; (ii) conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates; (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate; or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Grantee has been discharged for Cause.
c.“Good Reason” means (1) if the Grantee is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, the definition contained therein; or (2) if no such agreement exists or if such agreement does not define Good Reason, the occurrence of one or more of the following without the Grantee’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Grantee describing the applicable circumstances (which notice must be provided by the Grantee within ninety (90) days of the Grantee’s knowledge of the applicable circumstances): (i) any material, adverse change in the Grantee’s duties, responsibilities, authority, title, status or reporting structure; or (ii) a material reduction in the Grantee’s base salary or bonus opportunity; or (iii) a geographical relocation of the Grantee’s principal office location by more than one hundred (100) miles.
d.“Retirement” means the termination of the Grantee’s employment from the Company or its Affiliates after attaining age fifty-five (55) and completing ten (10) years of continuous service with the Company or its Affiliates.
14.Compliance with Law. The issuance and transfer of shares of Common Stock in connection with the PSUs shall be subject to compliance by the Company and the Grantee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange on which the Company’s shares of Common Stock may be listed. No shares of Common Stock shall be issued or transferred unless and until any then applicable requirements of state and federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.
15.Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Senior Vice President – General Counsel and Corporate Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Grantee under this Agreement shall be in writing and addressed to the Grantee at the Grantee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time, including without limitation electronic addresses and electronic methods of communication.
16.Governing Law; Waiver of Jury Trial. This Agreement will be construed and interpreted in accordance with the laws of the State of New York without regard to conflict of law principles. The Company and Grantee hereby waive, to the fullest extent permitted by applicable law, any right they may have to a trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Agreement or the transactions contemplated hereunder (whether based on contract, tort or any other theory).

17.Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Grantee or the Company to the Administrator for review. The resolution of such dispute by the Administrator shall be final and binding on the Grantee and the Company.
18.PSUs Subject to Plan. This Agreement is subject to the Plan as approved by the Company’s shareholders. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
19.Successors and Assigns; No Third-Party Beneficiaries. The Company may assign any of its rights under this Agreement. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon the Grantee and the Grantee’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
20.Severability. The invalidity or unenforceability of any provision of the Plan or this Agreement shall not affect the validity or enforceability of any other provision of the Plan or this Agreement, and each provision of the Plan and this Agreement shall be severable and enforceable to the extent permitted by law.
21.Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion. The grant of the PSUs in this Agreement does not create any contractual right or other right to receive any PSUs or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Grantee’s employment with the Company.
22.Amendment. The Administrator has the right to amend, alter, suspend, discontinue or cancel the PSUs, prospectively or retroactively; provided, that, no such amendment shall adversely affect the Grantee’s material rights under this Agreement without the Grantee’s consent.
23.Section 409A. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and interpreted in a manner that is consistent with the requirements for avoiding additional taxes or penalties under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Grantee on account of non-compliance with Section 409A.
24.No Impact on Other Benefits. The value of the Grantee’s PSUs is not part of his or her normal or expected compensation for purposes of calculating any severance, retirement, welfare, insurance or similar employee benefit.
25.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Counterpart signature pages to this Agreement transmitted by facsimile transmission, by electronic mail in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing an original signature.
26.Acceptance. The Grantee hereby acknowledges receipt of a copy of the Plan and this Agreement. The Grantee has read and understands the terms and provisions thereof, and accepts the PSUs subject to all of the terms and conditions of the Plan and this Agreement. The Grantee acknowledges that there may be adverse tax consequences upon the vesting or settlement of the PSUs or disposition of the underlying shares and that the Grantee has been advised to consult a tax advisor prior to such vesting, settlement or disposition.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AVANGRID, INC.	PARTICIPANT

By: ______________________________________	By: ______________________________________
Print Name:	Print Name:
Title:	Title:

Exhibit I
1.PERFORMANCE GOALS
The vesting of the PSUs is tied to achievement of the following strategic goals (the “Performance Goals”) during the Performance Period and satisfactory individual performance:
a.Adjusted Net Income
b.Total Shareholder Return (TSR)
c.Investment Grade Credit Ratings
d.Sustainability
Calculations methodology, weighting, and levels of achievement of each of the Performance Goals to which the Award is tied are outlined below.
2.OPERATION OF THE PLAN
The number of shares of Common Stock to be delivered to Grantee shall be the result of multiplying Grantee’s number of Maximum Award by the value of the weighted ratio of achievement of each of the Performance Goals, in accordance with the formula set forth below.